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                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated September 12, 2000, by and among Spyonit.com, Inc., a corporation organized under the laws of Delaware (the "COMPANY") and a wholly owned subsidiary of 724 Solutions Inc., an Ontario, Canada corporation ("PARENT" and, together with the Company and its affiliates, the "COMPANIES"), Parent and Richard W. Costolo (the "EMPLOYEE").

                                   WITNESSETH:

                  WHEREAS, the Company desires to continue to employ the Employee, and Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, this Agreement will be contingent upon the close of the transaction contemplated by the Agreement and Plan of Merger and Reorganization, dated the date hereof (the "MERGER AGREEMENT"), by and among Parent, Serpent Acquisition Corp., a Delaware corporation, and the Company, pursuant to which Serpent Acquisition Corp. will merge with and into the Company the "MERGER").

                  WHEREAS, the Employee has been employed by the Company and his or her continuing services are necessary to maintain the value of the Company; and

                  WHEREAS, the Employee, a stockholder of the Company, has agreed to exchange his or her shares of common stock of the Company for cash and shares of common stock of Parent pursuant to the Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. EMPLOYMENT; TERM. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, in accordance with the terms and subject to the conditions set forth herein. The term of the Employee's employment hereunder shall commence the date the Merger becomes effective, which shall be the Employee's first date of employment with the Company (the "START DATE"), and shall continue until terminated in accordance with the provisions of Section 6.

                  2. DUTIES. During the Term, the Employee shall serve in the position set out in Section 1 of Schedule A and/or, subject to Section 6.3 hereof, in such other positions to which the Company from time to time may place him or her, and shall devote his or her full business time and best efforts to the business and affairs of the Company in a good faith effort to increase the net profits of the Company and increase the value of the Company to its stockholders; PROVIDED, HOWEVER, that any failure of the Company to increase its net profits or increase its value to its stockholders shall not by itself constitute a breach of the duties of the Employee. The Employee shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless written approval is first secured from the board of directors of the Company.

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                  3. COMPENSATION; STOCK OPTIONS.

                  3.1 SALARY; BONUS; AND TRAVEL EXPENSES. The Company shall pay the Employee a base salary (the "BASE SALARY") set out in Section 2 of Schedule A in accordance with the Company's standard payroll practices and subject to all legally required or customer withholdings. The Base Salary shall be reviewed annually in accordance with the standard practice of the Company. In addition, the Employee shall be eligible to receive a bonus up to the amount listed in Section 2 of Schedule A pursuant to a bonus plan from time to time in effect for similar employees of the Company. The Company agrees to reimburse the Employee for all reasonable and necessary travel, business entertainment and other business expenses incurred by the Employee in connection with the performance of his or her duties under this Agreement. Such reimbursements shall be made by the Company upon submission by the Employee of all required documentation in accordance with the Company's standard procedures.

                  3.2 STOCK OPTIONS. Subject to the approval of Parent's Board of Directors, Parent shall grant to the Employee, on or about the Start Date, an option to purchase the number of shares of Parent's Common Stock set out in Section 3 of Schedule A. The option will be on the terms and subject to the conditions of Parent's applicable stock option plan, and the applicable stock option agreement which the Employee must agree to and execute as a condition of the stock option agreement.

                  3.3 RETENTION BONUS. In addition to any bonus payable pursuant to Section 3.1, the Employee shall be entitled to receive from the Company a retention bonus ("RETENTION BONUS") set out in Section 4 of Schedule A on the first, second and third anniversaries of the date hereof, subject in each case to all legally required or customary withholdings, and provided, that in each case the Employee shall continue to be employed by the Company or any of its subsidiaries or affiliates on such date, except as provided in Section 6.2 or 6.3 hereof. The obligation of the Company to pay the Retention Bonus is hereby guaranteed by Parent.

                  4. BENEFITS. Parent shall maintain life/disability insurance for the benefit of the Employee in the amount of the Retention Bonus to be paid to the Employee pursuant to Section 3.3 hereof. Additionally, the Employee shall be entitled to participate in any plans maintained from time to time by Parent for the benefit of Parent's employees, including, but not limited to, those pertaining to group life, accident, dental prescription, sickness and medical, and long term disability insurance, provided that premiums for such coverages are reasonable, as determined by Parent in its sole discretion. The Employee will be required to pay for the premiums for Parent's mandatory long term disability (LTD) plan. The premium will be automatically deducted from the Employee's pay cheque.

                  5. VACATIONS; WORKING FACILITIES. (a) The Employee shall be entitled to three (3) weeks of vacation in each calendar year. Such vacations shall be taken at such time as the Company may from time to time reasonably approve, having regard to the operations of the Company. Vacation time shall be cumulative, in accordance with the Company's standard policies.

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                 (b) The Employee shall be furnished with office space,
furnishings, secretarial assistance and such other facilities and services as the Company shall decide are reasonably necessary for the performance of the Employee's duties.

                  6. TERMINATION. Notwithstanding the provisions of Section 1 of this Agreement, the Employee's employment hereunder may terminate under the following circumstances:

                  6.1 TERMINATION BY THE COMPANY FOR "CAUSE". The Company may terminate the Employee's employment hereinunder for Cause at any time, upon written notice to the Employee setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, "CAUSE" shall mean: (i) the willful and continued failure of the Employee to perform the Employee's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to the Employee by the Company which specifically identifies the manner in which the Company believes that the Employee has not performed the Employee's duties and such failure is not cured within fifteen
(15) calendar days alter receipt of such written demand; (ii) material acts of misconduct, including without limitation, unauthorized use or disclosure of Company confidential information, fraud, embezzlement or harassment; (iii) material breach of any provision of this Agreement; or (iv) conviction of any felony or of any other crime involving business matters. Upon the termination for Cause of Employee's employment, the Company shall have no further obligation or liability to the Employee other than for salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation.

                  6.2 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Employee's employment hereunder may be terminated without Cause by the Company upon written notice to the Employee, PROVIDED, HOWEVER, that if the Company terminates the Employee's employment without Cause, the Company shall continue to pay the Employee the Retention Bonus in accordance with Section 4 of Schedule A.

                  6.3 TERMINATION BY THE EMPLOYEE. The Employee may terminate his or her employment hereunder upon two week's written notice to the Company for Good Reason or otherwise; PROVIDED, HOWEVER, that in the event the Employee gives written notice to the Company of his or her termination of employment within one (1) month of a relocation of the Employee's worksite to a location 50 miles or more from the city of Chicago, Illinois, the Employee shall be entitled to continue to receive his or her Base Salary for a period of 6 months from the effective date of such termination and continue to receive the Retention Amounts in accordance with Section 4 of Schedule A, and PROVIDED FURTHER, HOWEVER, that if the Employee terminates his or her employment for Good Reason, the Company shall continue to pay the Employee the Retention Bonus in accordance with Section 4 of Schedule A. For purposes of this Agreement, "GOOD REASON" shall mean (i) any willful and continued failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith, and such failure is not cured within fifteen (15) days after receipt of notice thereof given by the Employee; (ii) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement or (iii) the assignment of the Employee to a position, or the assignment of duties to the Employee involving a substantial amount of the Employee's time, which are materially

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inconsistent with the education and experience of the Employee and the general area of business in which tae Employee currently is assigned, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee. The rights granted to Employee pursuant to this Section 6.3 with respect to any relocation of the Employee's worksite shall only apply for a period of 36 months from the Start Date.

                  6.4 DISABILITY. If, as a result of sickness or other disability, the Employee shall be unable to perform the Employee's duties as herein provided for a period of ninety (90) consecutive days or ninety (90) nonconsecutive days during any twelve (12) month period during the term of this Agreement, then the Company may at its option and subject to any applicable legal requirements relating to disabilities, terminate the Employee's employment. In the event of such termination, the Company shall only be required to pay to the Employee the compensation set forth in Section 3 hereof accrued up to the date of termination. In no event shall the Company be obligated to pay the Employee any Incentive Compensation occurring or accruing after the date of the Employee's termination.

                  6.5 DEATH. If the Employee dies during the term hereof, the Company shall only be required to pay to the Employee the compensation set forth in Section 3 hereof accrued up to the date of death. In no event shall the Company be obligated to pay the Employee any Incentive Compensation occurring or accruing after the date of the Employee's death.

                  7.  CONFIDENTIAL INFORMATION; NONDISCLOSURE; OTHER
OBLIGATIONS.

                      7.1 CONFIDENTIAL INFORMATION. The Employee acknowledges that during the course of his or her employment, he or she will have access to information about the Companies, and that his or her employment with the Company will bring him or her into close contact with many confidential affairs of the Companies and the Companies' customers, including, without limitation, the following (collectively, "CONFIDENTIAL INFORMATION"): (i) any idea, proposal, plan, information, procedure, technique, formula, technology or method of operation, any written or oral information of a proprietary nature, and any intellectual property owned or licensed by the Companies or relating to the Companies or any of their principals' or affiliates' business, projects, operations, finances, activities or affairs, whether of a technical nature or not (including trade secrets, know-how, processes, and other technical or business information), or any proposed change thereto,
(ii) any other information disclosed to the Employee by the Companies and designated by the Companies as confidential, and (iii) any other information that the Employee knows or should know that the Companies wish to keep confidential. By way of illustration, but not limitation, Confidential Information includes, without limitation, information regarding (i) all of the computer software and technologies, systems, structures, architectures, processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information and databases developed, acquired, owned, produced or practiced at any time by the Companies or any affiliate thereof, software programs and documentation licensed by third parties to the Companies, and any other similar information or material, (ii) the business or financial condition of the Companies or directly or indirectly related to the Company's companies or investments or its internal administrative, billing and accounting systems;
(iii) customer lists,

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telemarketing lists, vendor lists, personnel information and policies and procedures; (iv) the Companies' products and services; (v) business or financial information directly or indirectly related to the Companies' companies and investments and (vi) other processes and procedures employed by the Companies. Such Confidential Information does not include information that is readily available to the public.

                      7.2 NONDISCLOSURE. In recognition of the foregoing, during and after the termination of his or her employment and until such time as the Confidential Information is generally published or is available to the general public other than through the Employee's unauthorized disclosure, regardless of the reason for any termination of employment, the Employee shall not, without the prior written consent of the Company, disclose or use or make available for anyone to use (except in the course of his or her employment in furtherance of the business of the Company) any Confidential Information, and the Employee shall during the continuance of his or her employment by the Company use his or her best efforts to prevent the unauthorized publication or misuse of any Confidential Information; provided, however, that Confidential Information shall not include any information (i) currently in the public domain (other than as a result of a breach of this Agreement), or (ii) independently developed by the Employee, outside of the scope of his or her employment, without violating any of the provisions of this Section 7 or the Agreement.

                      7.3 NONCOMPETITION. The Employee acknowledges and recognizes the highly competitive nature of the Company's business, that access to the Company's confidential records and proprietary information as well as his or her skills, know-how and business knowledge render him or her special and unique within the Company's industry, and that he or she will have the opportunity to develop substantial relationships with existing and prospective customers of the Company during the course of and as a result of his or her employment. In light of the foregoing, during the course of employment and for a period of two (2) years after the date of termination of employment for any reason (PROVIDED, HOWEVER, that in the event of any termination after the third anniversary of the Start Date, such period shall be for one (1) year), the Employee agrees that the Employee shall not (1) own or have any interest, directly or indirectly, in, or act as a manager, officer, director, employee, consultant, agent or representative of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, limited liability company or other entity which (a) sells or provides products or services either for wireless software infrastructure or in competition with the business of the Company as conducted on the Start Date or as proposed to be conducted on the Start Date, or (b) solicits business from any persons who were customers of the Companies during the two year period prior to such termination; or (ii) directly or indirectly entice, induce or in any manner influence any person who is, or shall be, in the service of the Companies to leave such service for the purpose of engaging in a business, or being employed by or associated with any person, firm, association, partnership, corporation, limited liability company or other entity, which is in competition with the Companies.

                      7.4 REASONABLENESS OF PROVISIONS. The Employee recognizes and acknowledges that the restrictions and limitations set forth in this Section 7 are legitimate and fair in light of the consideration he or she is receiving in connection with the Merger and his or her access to Confidential Information, his or her unique skills, know-how and knowledge, his or her substantial contacts with customers of the Company and the Company's need to develop and

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market its services and products. The Employee further acknowledges that the customers of the Companies are located throughout the United States and that a business competitive with the Companies may be carried on anywhere within the United States as a result of the unique use of telephonic, technologic and other advanced communications techniques. Therefore, the Employee acknowledges that the geographical application of the provisions and restrictions contained in this Section 7 are reasonable under the circumstances. The Employee further acknowledges that: (i) in the event his or her employment with the Company terminates for any reason, he or she will be able to earn a livelihood without violating the foregoing restrictions and
(ii) this ability to earn a livelihood without violating such restrictions is a material condition to his or her employment with the Company.

                      7.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Employee's employment with the Company is contingent upon the Employee's execution of Parent's Proprietary Information, Inventions and Non-Solicitation Agreement, a copy of which is attached hereto as Schedule B. In addition, to the extent that the Employee has any rights to any intellectual property that relates to the business of the Company and that:
(i) was developed while the Employee provided services to the Company; or
(ii) was incorporated into the products or other intellectual property of the Company, the Employee hereby agrees to irrevocably assign to the Company all worldwide rights, title and interest to such intellectual property.

                      7.6 NO OTHER OBLIGATIONS. The Employee represents that he or she is not precluded or limited in his or her ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant. The Employee covenants that he or she shall not intentionally and knowingly employ the trade secrets or proprietary information of any other person in connection with this employment by the Company.

                      7.7 CONFIDENTIALITY. The Employee agrees to keep confidential the terms of this Agreement. This provision does not prohibit the Employee from providing this information to his or her attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law or discussing the Agreement with other senior Employees of the Company.

                      7.8 ENFORCEMENT. The Employee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Section 7 will result in substantial, continuing and irreparable injury to the Company. Therefore, the Employee hereby agrees that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive relief, specific performance or ocher equitable relief in the event of any breach or threatened breach of the terms of this Section 7. The exclusive venue for the resolution of any disputes arising out of this Section 7 shall be in federal or state courts located in the State of Illinois, and the parties consent to the jurisdiction of such courts.

                      8.  REPURCHASE RIGHT.

                      8.1 GRANT. The Company is hereby granted the right (the "REPURCHASE RIGHT"), exercisable at any time during the ninety (90)-day period following the date the Employee's employment is terminated (i) by the Employee (other than a termination by the Employee for Good Reason) or (ii) by the Company for Cause, to repurchase, at a purchase

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price of $.01 per share ("PURCHASE PRICE"), all or any portion of the Shares
(as hereinafter defined). As used herein, the terms "SHARES" shall mean 36,721 shares of Parent's Common Stock received by the Employee as Third Additional Consideration (as defined in the Merger Agreement) pursuant to the Merger Agreement.

                      8.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Employee prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to the Employee, in cash, an amount equal to the aggregate Purchase Price.

                      8.3 TERMINATION OF HE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised under Paragraph 8.2. In addition, the Repurchase Right shall terminate and cease to be exercisable on the third anniversary on the date hereof; PROVIDED, that the Repurchase Right has not become exercisable prior to that date.

                      8.4 RECAPITALIZATION. Any new, substituted or additional securities or other property which is by reason of any recapitalization distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such recapitalization upon the Company's capital structure; PROVIDED, HOWEVER that the aggregate purchase price shall remain the same.

                      9. NOTICES. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three (3) days after mailing by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others, provided that any notice of change of address shall be deemed to have been duly given only when actually received.

                        To the Company:
                        Spyonit.com, Inc.
                        c/o 724 Solutions Inc.
                        4101 Yonge Street, Suite 702
                        Toronto, Ontario, Canada  M2P 1N6
                        Attention:  Vice President, Legal and Business Affairs
                        Telephone:  (415) 615-0724
                        Facsimile:  (415) 615-0195

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                      10. ASSIGNABILITY; BINDING EFFECT. This Agreement is a
personal contract calling for the provision of unique services by the Employee, and neither the Employee's nor the Company's rights and obligations hereunder may be sold, transferred, assigned, pledged or hypothecated, PROVIDED, HOWEVER, that the Company and Parent may sell, transfer, assign, pledge or hypothecate its rights and obligations hereunder to any affiliate of the Company or Parent or in connection with any sale of all or substantially all of the assets of the Company or Parent or any merger, consolidation, exchange offer or business combination involving the Company or Parent, PROVIDED that the Company and Parent shall remain liable for its respective obligations hereunder to the extent the party to whom this Agreement is assigned does not perform such obligations. In the event of any attempted assignment or transfer of rights hereunder by the Employee contrary to the provisions hereof (other than as may be required by law), the Company and Parent will have no further liability for payments hereunder. The rights and obligations of the Company and Parent hereunder will be binding upon and run in favor of the successors and assigns of the Company and Parent.

                      11. WITHHOLDING. The Employee agrees to remit to the Company sufficient funds to cover all applicable federal, state and local income and employment taxes required to be withheld by the Company as a result of the receipt by the Employee of any non-cash compensation.

                      12. COMPLETE UNDERSTANDING; AMENDMENT; WAIVER. Except as specifically provided for herein, this Agreement constitutes the complete understanding between the patties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, however similar to the breach waived. No delay on the part of the Company or the Employee in the exercise of any of its or his or her respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Employee of any such right or remedy shall preclude other or further exercise thereof.

                      13. TERMINATION OF PRIOR EMPLOYMENT AGREEMENT; RELEASE OF CLAIMS; RECEIPT OF WAGES AND OTHER COMPENSATION. The Company and the Employee agree that the Employment Agreement previously entered into between the Company and the Employee is hereby terminated and of no further force or effect. The Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns, from any and all claims, demands, and causes of action which the Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. The Employee acknowledges


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and agrees that, prior to the Employee's execution of this Agreement, the
Employee has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to the Employee by the Company. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act.

14. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to mare such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. The parties hereto recognize that if, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants contained in this Agreement, then that invalid or unenforceable covenant contained in this Agreement shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced.

                      15. SURVIVABILITY. The provisions of this Agreement which by their terms call for or reasonably contemplate performance subsequent to termination of the Employee's employment hereunder, or of this Agreement, shall so survive such termination.

                      16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflict of laws provisions.

                      17. TITLES AND CAPTIONS. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

                      18. REMEDIES. In the event that any party hereto shall default in the performance of any of such party's obligations hereunder, in addition to any and all other rights or remedies which a non-defaulting party hereto may have against such defaulting party, such defaulting party shall be liable to the non-defaulting party for all court costs and attorneys' fees


                                       9
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incurred by the non-defaulting party in connection with the enforcement of such non-defaulting party's rights and remedies against such defaulting party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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                  IN WITNESS WHEREOF, each of the parties hereto has duly
executed this Agreement as of the date first above written.

                    SPYONIT.COM, INC.

                    By:   /s/ [ILLEGIBLE]
                              ---------------------------



                    724 SOLUTIONS INC.

                    By:   /s/ DAVID PASIEKA
                              ---------------------------
                              Name:  David Pasieka
                              Title:  Senior Vice President - Application
                    Hosting



                    EMPLOYEE

                    /s/ RICHARD W. COSTOLO
                        ------------------
                        Richard W. Costolo



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                                   SCHEDULE A

                      COMPENSATION AND BENEFITS OF EMPLOYEE



1. DUTIES. You shall serve in the position of Senior Vice President, Notification Services and/or in such other positions to which the Company from time to time may place you.

2. BASE SALARY AND BONUS. Your Base Salary shall be $170,000 per year, paid in accordance with the Company's standard payroll practices and subject to all legally required or customary withholdings. You will also be eligible to earn a bonus of up to 20% of your Base Salary pursuant to a bonus from time to time in effect for similar Employees of the Company.

3. STOCK OPTIONS. Subject to you and Parent entering into Parent's standard U.S. Option Agreement, Parent hereby grants to you:

                  (a) The option to purchase 10,000 common shares of Parent (or the group of companies that forms Parent), at their Market Price (as defined in the U.S. Stock Option Plan) on the date hereof, which option vests on and continues from the first anniversary of your employment; and

                  (b) The option to purchase an additional 10,000 common shares of Parent, at their Market Price on the date hereof, which option vests on and continues from the second anniversary of the date hereof; and

                  (c) The option to purchase an additional 10,000 common shares of Parent, at their Market Price on the date hereof, which option vests on and continues from the third anniversary of the date hereof.

Please note that the terms and conditions of the Option Agreement govern the options granted in this agreement and from time to time. In particular, you should note that your entitlement to unvested options will be automatically forfeited if your employment with the Company terminates for any reason.

4. RETENTION BONUSES. The Employee shall be entitled to receive a bonus equal to (i) $225,000 on the first anniversary of the date hereof, (ii) $450,000 on the second anniversary of the date hereof, and (iii) $400,000 on the third anniversary of the date hereof.